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                                    EXHIBIT A

                       AGREEMENT TO FILE SINGLE STATEMENT

     This agreement is entered into the 12th day of July, 1996, by and between Robert D. Mowry and Big Canyon Investments, Inc., a California Corporation.

                                    RECITALS

     A. The parties are aligned in interest regarding the ownership and control of SYS no par value common shares; and

     B. The parties desire that a single Schedule 13D be filed on each of their behalf.

     NOW THEREFORE, the parties agree that a single Scedule 13D shall be filed on behalf of each of them by Mr. Mowry, and that all filing costs be payable by Big Canyon Investments, Inc.

     IN WITNESS WHEREOF, the Partners have duly executed and delivered this Agreement to file Single Statement as of the day and year first written above.


                                        /s/ Robert D. Mowry
                                        -------------------

                                        Big Canyon Investments, Inc.,
                                         a California corporation

                                        By: /s/ Robert D. Mowry
                                            -------------------
                                            President